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                                                                       Exhibit I

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88613, 333-42987, 333-34125, 333-36440,
333-55346, Nos. 33-41934, 33-56088, 33-59049, 33-59141, 33-55173, 33-55709 and
33-60943) of Viacom Inc. of our report dated June 22, 2001, relating to the Financial Statements of the Viacom Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

New York, New York
June 22, 2001